Exhibit 99.1

AMP to Show a New All-Electric SUV at Detroit International Auto Show

-- AMP will participate in the 2012 Detroit International Auto Show and announce a new 100% electric SUV -- A running prototype will be made available at the Show's Ride & Drive Track -- First opportunity for automotive press, industry experts to drive new SUV

CINCINNATI, Dec. 8, 2011 /PRNewswire via COMTEX/ -- AMP Holding Inc. (OTCBB and OTCQB: AMPD), an electric vehicle company, specializing in SUV Electric Vehicles, today announced that the company will unveil an expansion of their product line with an iconic American SUV - now 100% electric.

The new AMP model is based on a vehicle with an All-American image. The new model is designed to be attractive to fleet users in the United States who desire to take a public stance on zero-carbon and zero-emissions. Final assembly of the vehicle will be done at AMP's new Ohio production facility, which will also build AMP's 100% electric Mercedes Benz ML model.

The official unveiling of this new all-electric vehicle will occur at the 2012 North American International Auto Show (NAIAS) in Detroit in January. A running prototype of the groundbreaking EV will be on-hand for test drives on the Ride & Drive Track.

"The new AMP model is our latest 100% electric offering and a demonstration of our proprietary technology for SUVs, giving a driving range of 100+ miles. Where most EVs are small, compact or subcompact, our mission is to give our EV buyers vehicles that the greatest percent of the car-buying public prefers," said Jim Taylor, AMP CEO. "The opportunity to test drive it at the Detroit Show will give visitors a first hand experience of what we have achieved in this state of the art electric SUV."

Along with the Mercedes ML, the addition of this new model AMP will give EV buyers two great SUV choices in the emerging EV market.

About AMP Holding Inc.

AMP was founded in 2007 by entrepreneurs who have created several hi-tech companies. Currently, the AMP team is comprised of top automotive industry veterans and business executives. AMP's first all electric demonstration models were the Saturn Sky and the Chevrolet Equinox. Since its inception, AMP's unique electrification technology has proven to be an idea that has generated an extreme amount of interest, with inquiries coming from around the world. AMP's intent is to electrify a range of OEM SUVs, and expects to announce new model additions in 2012. The Company expects its vehicle electrification technology will provide new solutions to America's energy demands.

To learn more, visit the AMP website at www.ampelectricvehicles.com .
About the North American International Auto Show

Entering its 24th year as an international event, the NAIAS is among the most prestigious auto shows in the world, providing unparalleled access to the automotive products, people and ideas that matter most - up close and in one place. One of the largest media events in North America, the NAIAS is the only auto show in the United States to earn an annual distinguished sanction of the Organisation Internationale des Constructeurs d'Automobiles, the Paris-based alliance of automotive trade associations and manufacturers from around the world.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements". Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

SOURCE AMP Holding Inc.

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